
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund Limited Partnership and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                     152,632,188
<SECURITIES>                                         0
<RECEIVABLES>                                  674,604<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             165,468,475<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               165,468,475<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             (143,837)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            14,947,368
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                           (15,091,205)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                       (15,091,205)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                              (15,091,205)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $533,614 and due from DWR of $140,990.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $12,161,683.
<F3>Liabilities include redemptions payable of $2,107,052, accrued brokerage commissions of $286,499, accrued management fees of $392,172 and administrative expenses payable of $79,489 and accrued transaction fees and costs of $29,071.
<F4>Total revenues include realized trading revenue of $(9,464,278), net change in unrealized of $4,199,900 and interest income of $5,120,541.

